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                                                                    EXHIBIT 99.8

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        SUBSCRIPTION RIGHT CERTIFICATES

                                   ISSUED BY

                        VENTURA COUNTY NATIONAL BANCORP

  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights offering described in the Prospectus dated
          , 1995 (the "Prospectus") of Ventura County National Bancorp, a California corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Right Certificate(s) evidencing Rights (the "Subscription Right Certificate(s)"), to the Subscription Agent listed below (the
"Subscription Agent") at or prior to 5:00 p.m. Pacific time on           ,
1995, unless extended by the Company, to a time not later than 5:00 p.m.,
Pacific time, on           , 1995 (in either case, the "Expiration Time"). This
form must be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received by the Subscription Agent at or prior to the Expiration Time. Properly completed and executed Subscription Right Certificate(s) relating to this Notice of Guaranteed Delivery must be received by the Subscription Agent within five (5) Trading Days following the date of this Notice of Guaranteed Delivery. See "The Rights Offering--Exercise of Rights" in the Prospectus. Payment of the
Subscription Price of $       per share for each Underlying Share subscribed
for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent in the manner specified in the Instructions as to Use of Subscription Right Certificates at or prior to the Expiration Time even if the Subscription Right Certificate evidencing such Right is being delivered pursuant to the procedure for guaranteed delivery thereof.

         THE SUBSCRIPTION AGENT IS: FIRST INTERSTATE BANK OF CALIFORNIA

                      General Information: 1-800-   -

    By Mail:707 Wilshire
   Boulevard W11-2 Los
Angeles, California 90017
                Facsimile Transmission Copy number: 213-614-2460
                                                        By Hand or Overnight
                                                       Courier: 707 Wilshire
                                                       Boulevard Los Angeles,
                                                             California

                  Confirm Facsimile by Telephone 213-614-2449

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN THAT SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

  The undersigned hereby represents that he or she is the holder of
Subscription Right Certificate(s) representing      Rights and that such
Subscription Right Certificate(s) cannot be delivered to the Subscription Agent
at or before 5:00 p.m., Pacific time on           , 1995, or such later time to
which the Rights offering has been extended by the Company to a time not later
than 5:00 p.m. Pacific time, on           , 1995 (in either case, the
"Expiration Time"). Upon the terms and subject to the conditions set

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forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to
subscribe for one share of Common Stock per Right with respect to       Rights
represented by such Subscription Right Certificate and (ii) the Oversubscription Privilege, to the extent that Excess Shares (as defined in the
Prospectus) are available therefor, for an aggregate of up to      Excess
Shares. The undersigned understands that payment of the Subscription Price of
$        per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time, and
represents that such payment, in the aggregate amount of $        , either
(check appropriate box(es)):

 [_] is being delivered to the Subscription Agent; or

 [_] has been delivered separately to the Subscription Agent; and is being or was delivered in the manner set forth below.

 (CHECK APPROPRIATE BOX AND COMPLETE INFORMATION RELATING THERETO):
 [_] Wire transfer of funds directed to First Interstate Bank of California.

   Name of transferor institution ___________________________________________

   Date of transfer _________________________________________________________

   Confirmation number (if available) _______________________________________

 [_] Uncertified check payable to First Interstate Bank of California.
    (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

   Name of maker ____________________________________________________________

   Date of check ____________________________________________________________

   Bank on which check is drawn _____________________________________________

 [_] Certified check payable to First Interstate Bank of California

   Name of maker ____________________________________________________________

   Date of draft ____________________________________________________________

 [_] Money order payable to First Interstate Bank of California

   Issuer of money order_____________________________________________________

   Date of money order


Signature(s) _____________________________    Address _________________________


__________________________________________    ____________________________, 1995


Name(s) __________________________________    _________________________________

           PLEASE TYPE OR PRINT
                                              _________________________________


__________________________________________
                                              _________________________________


__________________________________________
                                              Area Code and Tel. No(s). _______


(IF SIGNATURE IS BY A TRUSTEE(S),
EXECUTOR(S), ADMINISTRATOR(S),                _________________________________
GUARDIAN(S), ATTORNEY(S)-IN-FACT,
AGENT(S), OFFICER(S), OF A CORPORATION OR
ANOTHER ACTING IN A FIDUCIARY OR
REPRESENTATIVE CAPACITY, SUCH CAPACITY
MUST BE CLEARLY INDICATED ABOVE.)

                                              Subscription Right Certificate
                                              No(s). (if available) ___________

                                              _________________________________

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    GUARANTEE OF DELIVERY (NOT TO BE USED FOR SUBSCRIPTION RIGHT CERTIFICATE
                              SIGNATURE GUARANTEE)
THE UNDERSIGNED, A MEMBER FIRM OF AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, GUARANTEES THAT THE UNDERSIGNED WILL DELIVER TO THE SUBSCRIPTION AGENT THE SUBSCRIPTION RIGHT CERTIFICATE(S) REPRESENTING THE RIGHTS BEING EXERCISED HEREBY, WITH ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN 48 HOURS AFTER THE DATE HEREOF.


__________________________________    Dated ____________________________ , 1995
          (NAME OF FIRM)


                                      Address: ________________________________
__________________________________

      (AUTHORIZED SIGNATURE)          _________________________________________

                                                 (INCLUDE ZIP CODE)
__________________________________

              (NAME)                  _________________________________________

                                          (AREA CODE AND TELEPHONE NUMBER)
__________________________________
             (TITLE)
THE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE SUBSCRIPTION AGENT AND MUST DELIVER THE SUBSCRIPTION RIGHT CERTIFICATE(S) TO THE SUBSCRIPTION AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH INSTITUTION.

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